Exhibit 3.45

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Roger Williams Secretary of State

Office of the Secretary of State

CERTIFICATE OF AMENDMENT

OF

Heli-One USA Inc.

113457700

[formerly: HELI-DYNE SYSTEMS, INC.]

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and have been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Amendment.

Dated: 05/07/2007

Effective: 05/07/2007

Roger Williams Secretary of State

Phone: (512) 463-5555 Prepared by: Rosa Arrellano	Come visit us on the internet at http://www.sos.state.tx.us/ Fax: (512) 463-5709 TID: 10070	Dial: 7-1-1 for Relay Services Document: 169706030002

Entity Information

The name of the filing entity is:

Heli-Dyne Systems, Inc.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☒ For-profit Corporation ☐ Nonprofit Corporation ☐ Cooperative Association ☐ Limited Liability Company	☐ Professional Corporation ☐ Professional Limited Liability Company ☐ Professional Association ☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 0113457700

The date of formation of the entity is: December 4, 1989

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

Heli-One USA Inc.

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Form 424	6

Registered Agent

(Complete either A or B, but not both. Also complete C.)

☐	A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐	B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

C.	The business address of the registered agent and the registered office address is:

TX
Street Address (No P.O. Box)	City	State Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424	7

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: MAY 4, 2007

LARS LANDSNES
VICE PRESIDENT FINANCE AND TREASURER
Signature and title of authorized person(s) (see instructions)

Form 424	8

SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

OF

HELI-DYNE SYSTEMS, INC.

FORMERLY:

HDS HELIDYNE SYSTEMS, INC.

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Amendment.

Dated:	February 11, 1999

Effective:	February 11, 1999

Elton Bomer Secretary of State

Office of the Secretary of State	Corporations Section P.O. Box 13697 Austin, Texas 78711

AMENDMENT TO THE ARTICLES OF INCORPORATION

OF A TEXAS BUSINESS CORPORATION

Pursuant to Articles 4.01 - 4.06 of the Texas Business Corporation Act, the undersigned I corporation desires to amend its articles of incorporation as follows:

1. The name of the corporation is: HDS Helidyne Systems, Inc.

2. Article 1 of the articles of incorporation is amended in its entirety to read as follows:

“1. The name of the corporation is: Heli-Dyne Systems, Inc.”

3. The date of adoption of the amendment by the shareholders was December 31, 1998.

4. The number of shares outstanding was 200 shares and the number of shares entitled to vote was 200 shares, all of which are of one class.

5. The amendment was adopted by unanimous written consent of the shareholders in lieu of meeting.

IN WITNESS WHEREOF, these articles of amendment were signed this 10th day of February, 1999.

HDS HELIDYNE SYSTEMS, INC.

By:
Charles B. Watkins
Title:	Secretary

SECRETARY OF STATE

CERTIFICATE OF MERGER

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Merger of

HELI-DYNE SYSTEMS, INC.

(a Texas corporation)

with

HDS HELIDYNE SYSTEMS, INC.

(a Texas corporation)

have been received in this office and are found to conform to law. ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Merger.

Filed	FEBRUARY 10, 1999

Effective	FEBRUARY 10, 1999

Elton Bomer Secretary of State

ARTICLES OF MERGER

OF

HELI-DYNE SYSTEMS, INC.,

a Texas corporation,

AND

HDS HELIDYNE SYSTEMS, INC.,

a Texas corporation

To the Secretary of State

State of Texas

Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the domestic corporations herein named do hereby adopt the following articles of merger:

1. The names of the constituent corporations are Heli-Dyne Systems, Inc. and HDS Helidyne Systems, Inc., both of which are business corporations organized under the laws of the State of Texas and are subject to the provisions of the Texas Business Corporation Act.

2. Annexed hereto and made a part hereof is the Plan of Merger for merging Heli-Dyne Systems, Inc. with and into HDS Helidyne Systems, Inc. as approved by the directors and the shareholders of the said constituent documents.

3. The number of shares of Heli-Dyne Systems, Inc. which were outstanding at the time of the approval of the Plan of Merger by its sole shareholder was one.

4. The approval of the Plan of Merger by the shareholders of Heli-Dyne Systems, Inc, was by unanimous written consent, which has been given in accordance with the provisions of Article 9.10 of the Texas Business Corporation Act, and any written notice required by that Article has been given.

5. The number of shares of HDS Helidyne Systems, Inc. which were outstanding at the time of the approval of the Plan of Merger by its shareholders was 200, all of which are of one class.

6. The approval of the Plan of Merger by the shareholder of HDS Helidyne Systems, Inc. was by unanimous written consent, which has been given in accordance with the provisions of Article 9.10 of the Texas Business Corporation Act, and any written notices required by that Article has been given.

7. HDS Helidyne Systems, Inc. will continue to exist as the surviving corporation under the name of “HDS Helidyne Systems, Inc.” pursuant to the provisions of the Texas Business Corporation Act.

1

FEB-10-1999     15:09             CT CORPORATION SYSTEM                             412 281 5212     P.03/05

Executed on December 31, 1998.

HELI-DYNE SYSTEMS, INC.

By:
Its	President

HDS HELIDYNE SYSTEMS, INC.

By:
Its	Treasurer

2

FEB-10-1999     15:09             CT CORPORATION SYSTEM                             412 281 5212     P.04/05

PLAN OF MERGER

OF

HELI-DYNE SYSTEMS, INC.,

a Texas corporation,

WITH AND INTO

HDS HELIDYNE SYSTEMS, INC.,

a Texas corporation

THIS PLAN OF MERGER by and between Heli-Dyne Systems, Inc., a Texas corporation (“Heli-Dyne”), and HDS Helidyne Systems, Inc., a Texas corporation (“HDS”).

1. Heli-Dyne and HDS shall, pursuant to the provisions of the Texas Business Corporation Act (the “Act”), be merged with and into a single corporation, to wit, HDS, which shall be the surviving corporation upon the effective date of the merger and which is sometimes hereinafter referred to as the “surviving corporation”, and which shall continue to exist as said surviving corporation under the name of “HDS Helidyne Systems, Inc.” pursuant to the provisions of the Act. The separate existence of Heli-Dyne, which is sometimes referred to as the “terminating corporation”, shall cease upon the effective date in accordance with the provisions of the Act.

2. The articles of incorporation of the surviving corporation upon the effective date of the merger shall be the articles of incorporation of said surviving corporation and said articles of incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Act.

3. The present bylaws of the surviving corporation will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the Act.

4. The directors and officers in office of the surviving corporation upon the effective date of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

5. Each issued share of the terminating corporation shall, upon the effective date of the merger, be converted into one share of the surviving corporation. The issued shares of the surviving corporation shall not be converted in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

6. The Plan of Merger herein made and approved shall be submitted to the shareholders of the terminating corporation and of the surviving corporation for their approval or rejection in the manner prescribed by the provisions of the Act.

FEB-10-1999     15:09             CT CORPORATION SYSTEM                             412 281 5212     P.05/05

7. In the event that the Plan of Merger shall have been approved by the shareholders of the terminating corporation and of the surviving corporation in the manner prescribed by the provisions of the Act, the terminating corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Texas, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

8. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

9. The surviving corporation hereby certifies that it will be responsible for the payment of all fees and franchise taxes of the terminating corporation required by law, and that the surviving corporation will be obligated to pay such fees and franchise taxes if the same are not timely paid.

2

ARTICLES OF INCORPORATION OF HDS HELIDYNE SYSTEMS, INC.

I, the undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.

ARTICLE I

The name of the corporation is HDS Helidyne Systems, Inc.

ARTICLE II

The period of its duration is perpetual.

ARTICLE III

The purpose for which this corporation is organized is to engage in any act, activity and/or business for which corporations may be organized under the Texas Business Corporation Act; provided, however, that this corporation shall not transact any business in Texas which is prohibited by Article 2.01-B of the Texas Business Corporation Act, as amended.

ARTICLE IV

The aggregate number of shares which the corporation shall have authority to issue is 1,000 common shares of the par value of One Dollar ($100) per share.

The corporation may purchase, directly or indirectly, its own shares to the extent of the aggregate and unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

ARTICLE V

The corporation will not commence business nor incur any indebtedness, except such as shall be incidental to its organization or to obtaining subscriptions to or payment for its shares, until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money, labor done or property actually received.

ARTICLE VI

No shareholder of the corporation shall have, by reason of holding shares of any class of stock of the corporation, any preemptive or preferential right to purchase or subscribe for any shares (including treasury shares) of any class of stock of the corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other security convertible into or carrying options, warrants or rights to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any shares of such notes, debentures, bonds or other security would adversely affect the dividend or voting rights of any such shareholder, other than such rights, if any, as the Board of Directors, in its discretion, from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of stock of this corporation or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class without offering any such shares of any class or such notes, debentures, bonds or other security either in whole or in part to the existing shareholders of any class.

ARTICLE VII

The right to cumulate votes in the election of directors and/or cumulative voting by any shareholder is hereby expressly denied.

ARTICLE VIII

The street address of the corporation’s initial registered office is 1601 Elm Street, Dallas, Texas 75201.

The name of the corporation’s initial registered agent at such address is CT Corporation System.

ARTICLE IX

The number of directors constituting the initial, Board of Directors is one.

The name and address of the person who is to serve as director until the first annual meeting of shareholders or until his successor is elected and qualified is as follows:

Patrick Cesaro 333 Industrial Avenue Teterboro, N.J. 07608

ARTICLE X

The name and address of the incorporator is as follows:

Robert A. Rosenthal Liddell, Sapp, Zivley, Hill, & LaBoon 2200 Ross Avenue 1200 Texas Commerce Tower Dallas, Texas 75201

ARTICLE XI

No director of the corporation shall be liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except for liability of a director for (i) a breach of a director’s duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office, (iv) an act or omission for which the liability of a director is expressly provided for by statute, or (v) an act related to an unlawful stock repurchase or payment of a dividend. If the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act, or other applicable law is amended after approval by the shareholders of this article to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act, or other applicable law, as so amended.

Any repeal or modification of the foregoing paragraph by the shareholders shall not adversely affect any right or protection of a director existing at the time of such repeal or modification.

ARTICLE XII

The corporation shall indemnify its directors to the fullest extent provided by the Texas Business Corporation Act.

ARTICLE XIII

Except as otherwise provided by law, the holders of a majority of the shares entitled to vote and represented in person or by proxy at a meeting of shareholders shall constitute a quorum at a meeting of shareholders. Special meetings of the shareholders may be called by the holders of at least ten (10%) percent of all the shares entitled to vote at the proposed special meeting, but in no event shall the holders of more than fifty percent (50%) of all shares entitled to vote be required to call a special meeting.

ARTICLE XIV

The corporation shall indemnify and hold the undersigned incorporator of the corporation harmless from and against any and all loss, cost, damage, expense (including, without limitation, attorneys’ fees and expenses) or liability caused by, resulting from or arising out of any action taken or authorized by the incorporator of the corporation in respect of the incorporation and organization of the corporation in what he deemed to be in or not opposed to the best interests of the corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of December, 1989.

Robert A. Rosenthal, Sole Incorporator